EXHIBIT 99.1






Investors                                            Media
---------                                            -----------
Krista Mallory                                       Stephen Gendel
Director of Investor Relations                       GendeLLindheim BioCom
Partners                                             (714) 508-6046
info@peregrineinc.com                                (212) 918-4650




FOR IMMEDIATE RELEASE
---------------------


                       PEREGRINE PHARMACEUTICALS ANNOUNCES
                      FIRST QUARTER 2006 FINANCIAL RESULTS

TUSTIN, CA -- SEPTEMBER 9, 2005 - Peregrine Pharmaceuticals, Inc. (Nasdaq:
PPHM), a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and viral diseases, today announced financial results for the first quarter of fiscal year 2006. The company reported a net loss of $4,339,000 or $0.03 per basic and diluted share for the quarter ended July 31, 2005. This compares to a net loss of $3,413,000 or $0.02 per basic and diluted share for the same period last year. The increased net loss for the first quarter of fiscal year 2006 resulted primarily from decreased contract manufacturing revenues, as well as increased staffing, infrastructure development and R&D expense, reflecting in part Peregrine's continued success in advancing the clinical development of Tarvacin(TM) and Cotara(R) and its preclinical pipeline.

"Peregrine has already achieved important milestones in the new fiscal year that reinforce the momentum of our clinical programs and underscore the major potential of our lead product candidates," said Steven King, president and chief executive officer of Peregrine.

Mr. King continued, "We received FDA clearance to initiate Phase l studies of Tarvacin(TM) Anti-Viral and initiated patient enrollment in this hepatitis C trial, opened patient enrollment for a Phase l study of Tarvacin(TM) Cancer at three centers, launched a study of Cotara(R) in brain cancer patients in collaboration with a leading consortium, concluded an agreement with a U.S. government agency to assess the broad anti-viral utility of Tarvacin(TM) Anti-Viral and released scientific data that highlights the clinical promise of our lead products. We also strengthened the company's cash reserves and laid the groundwork for increased contract manufacturing revenues. We look forward to a highly productive fiscal year where we will continue to focus on advancing our clinical programs while optimizing the value of our rich asset base."

Total revenues for the current quarter decreased to $208,000 compared to revenues of $504,000 for the comparable quarter last year. This decrease reflects a drop in contract manufacturing revenues that was primarily due to a decrease in the number of external manufacturing projects being conducted during the first quarter. During the quarter, Peregrine's manufacturing facility was primarily utilized to support the scale-up and manufacturing of Tarvacin(TM) and other antibodies in development by Peregrine.

Selling, general and administrative expenses increased $550,000 to $1,517,000 in the current quarter compared to $967,000 in the same prior year quarter. This increase is primarily attributable to an increase in general corporate activities, including increased staffing, legal fees, and costs associated with the implementation of section 404 of the Sarbanes-Oxley Act of 2002.

At July 31, 2005, the company had $16,495,000 in cash and cash equivalents, compared to $9,816,000 at fiscal year end April 30, 2005.

Recent Highlights

   o Submitted an Investigational New Drug (IND) Application for Tarvacin(TM) Anti-Viral and received FDA clearance to initiate clinical trials
        - Enrollment now underway in a Phase l trial for patients chronically infected with hepatitis C virus (HCV)

   o Opened patient enrollment for Tarvacin(TM) Cancer Phase 1 trial in patients with solid tumor cancers
        -   Enrollment in multi-center study is underway

   o Presented data at BIO 2005 supporting the broad spectrum potential of Tarvacin(TM) Anti-Viral

   o Signed an agreement with the United States Army Medical Research Institute of Infectious Diseases (USAMRIID) for broad anti-viral testing of Tarvacin(TM) Anti-Viral

   o Data were published in Cancer Research showing that a Tarvacin equivalent plus docetaxel inhibited breast tumor growth by 93% and also inhibited tumor colonies in the lung by 93%, without added toxicity

   o Clinical data were published in Neurosurgery confirmed the potential of Peregrine's Cotara(R) for treating brain cancer

   o Presented at the Rodman and Renshaw Techvest 2nd Annual Security & Connectivity Investor Conference

  |X|   Announced a $6.7 million investment from an institutional investor

  |X| Entered into a licensing agreement with Medarex to develop vascular targeting agents, Peregrine's third collaboration for its Vascular Targeting Agent platform technology

ABOUT PEREGRINE PHARMACEUTICALS
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and viral diseases. The company has opened patient enrollment in three separate clinical trials with its lead product candidates, Tarvacin(TM) and Cotara(R). The company also has in-house manufacturing capabilities through its wholly-owned subsidiary, Avid Bioservices, Inc., (http://www.avidbio.com), which provides development and manufacturing services for the company and outside customers.

Copies of Peregrine Pharmaceuticals press releases, SEC filings, current price quotes and other valuable information for investors may be found at http://www.peregrineinc.com.

Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceutical's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements, include, but are not limited to, the following uncertainties: that safety and efficacy studies in the Tarvacin Phase I clinical cancer studies may not correlate to safety and efficacy data from the pre-clinical animal models, the timing of enrolling patients under the Phase I studies using Tarvacin(TM) for the treatment of cancer and HCV, that pre-clinical binding studies of Tarvacin(TM) against various enveloped viruses may prove to be ineffective during clinical testing, and increased manufacturing activity at Avid Bioservices, Inc. due to the signing of new contracts. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing and the outcomes of pre-clinical and clinical trials for our technologies; slower than expected rates of patient recruitment, unforeseen safety issues resulting from the administration of antibody products in patients, the significant costs to develop our products as all of our products are currently in development, pre-clinical studies or clinical trials and no revenue has been generated from commercial product sales; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; complying with governmental regulations applicable to our business; consummating collaborative arrangements with corporate partners for product development; and achieving milestones under collaborative arrangements with corporate partners. Our business could be affected by all of the foregoing and a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2005. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake, to update or revise any forward-looking statements in this press release.

                                     -more-

PEREGRINE PHARMACEUTICALS, INC.

--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                              THREE MONTHS ENDED
                                                   -----------------------------------------
                                                     July 31, 2005          July 31, 2004
                                                   ------------------     ------------------
                                                       Unaudited              Unaudited
REVENUES:
Contract manufacturing revenue                     $       189,000        $       485,000
License revenue                                             19,000                 19,000
                                                   ------------------     ------------------

     Total revenues                                        208,000                504,000

COSTS AND EXPENSES:
Cost of contract manufacturing                             304,000                448,000
Research and development                                 2,792,000              2,570,000
Selling, general and administrative                      1,517,000                967,000
                                                   ------------------     ------------------

     Total costs and expenses                            4,613,000              3,985,000
                                                   ------------------     ------------------

LOSS FROM OPERATIONS                                    (4,405,000)            (3,481,000)
                                                   ------------------     ------------------

OTHER INCOME (EXPENSE):
Interest and other income                                   76,000                 68,000
Interest and other expense                                 (10,000)                     -
                                                   ------------------     ------------------

NET LOSS                                           $    (4,339,000)       $    (3,413,000)
                                                   ==================     ==================

weighted average
   shares outstanding:
     Basic and Diluted                                 160,035,717            141,312,572
                                                   ==================     ==================

BASIC AND DILUTED LOSS  PER COMMON SHARE           $         (0.03)       $         (0.02)
                                                   ==================     ==================












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


PEREGRINE PHARMACEUTICALS, INC.
-------------------------------------------------------------------------------
CONDENSED CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------

                                                                                 JULY 31,                 APRIL 30,
                                                                                   2005                      2005
                                                                            --------------------      -------------------
                                                                                 Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                   $      16,495,000          $      9,816,000
Trade and other receivables, net of allowance for doubtful accounts
   of $70,000 (July) and $69,000 (April)                                              405,000                  486,000
Inventories                                                                           811,000                  627,000
Prepaid expenses and other current assets                                             938,000                1,197,000
                                                                            --------------------      -------------------

         Total current assets                                                      18,649,000               12,126,000

PROPERTY:
Leasehold improvements                                                                494,000                  494,000
Laboratory equipment                                                                3,201,000                3,029,000
Furniture, fixtures and computer equipment                                            683,000                  647,000
                                                                            --------------------      -------------------

                                                                                    4,378,000                4,170,000
Less accumulated depreciation and amortization                                     (2,633,000)              (2,532,000)
                                                                            --------------------      -------------------

         Property, net                                                              1,745,000                1,638,000

OTHER ASSETS:
Note receivable, net of allowance of $1,494,000 (July) and $1,512,000
    (April)                                                                                 -                        -
Other                                                                                 492,000                  481,000
                                                                            --------------------      -------------------

         Total other assets                                                           492,000                  481,000
                                                                            --------------------      -------------------

TOTAL ASSETS                                                                $      20,886,000          $    14,245,000
                                                                            ====================      ===================













                                    - more -

PEREGRINE PHARMACEUTICALS, INC.

--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
--------------------------------------------------------------------------------

                                                                                     JULY 31,           APRIL 30, 2005
                                                                                       2005
                                                                                -------------------    ------------------
                                                                                    Unaudited
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                                $     1,078,000        $      1,325,000
Accrued clinical trial site fees                                                         17,000                   8,000
Accrued legal and accounting fees                                                       458,000                 549,000
Accrued royalties and license fees                                                      184,000                 149,000
Accrued payroll and related costs                                                       466,000                 806,000
Notes payable, current portion                                                          321,000                 234,000
Other current liabilities                                                               418,000                 563,000
Deferred revenue                                                                        725,000                 517,000
                                                                                -------------------    ------------------

         Total current liabilities                                                    3,667,000               4,151,000

NOTES PAYABLE                                                                           557,000                 434,000
DEFERRED LICENSE REVENUE                                                                 31,000                  50,000
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock-$.001 par value; authorized 5,000,000 shares;  non-voting; nil
 shares outstanding                                                                         -                        -
Common stock-$.001 par value; authorized 200,000,000 shares; outstanding
    165,690,677 (July); 152,983,460 (April)                                             166,000                 153,000
Additional paid-in capital                                                          191,254,000             180,011,000
Deferred stock compensation                                                            (647,000)               (751,000)
Accumulated deficit                                                                (174,142,000)           (169,803,000)
                                                                                -------------------    ------------------

         Total stockholders' equity                                                  16,631,000               9,610,000
                                                                                -------------------    ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $    20,886,000         $    14,245,000
                                                                                ===================    ==================